SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Board of Directors of Cedar Fair Management Company, the General Partner of Cedar Fair, L.P. (the "Company"), acting on the recommendation of its Audit Committee, advised PricewaterhouseCoopers LLP ("PWC") on March 25, 2004, that PWC was dismissed as the Company's independent public accountants for 2004. Effective March 25, 2004, the Company has appointed Deloitte & Touche LLP ("Deloitte") to serve as its independent public accountants.

PWC's reports on the Company's consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the two most recent fiscal years and through March 25, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which if not resolved to PWC's satisfaction, would have caused them to make reference to the subject matter in their report on the financial statements for such years; and for the two most recent fiscal years and through March 25, 2004, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company provided PWC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of PWC's letter, dated March 30, 2004, indicating whether it agrees with such statements.

During the Company's two most recent fiscal years, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 16.1 - Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management Company, General Partner

By:	/s/ Bruce A. Jackson
Bruce A. Jackson Corporate Vice President, Finance and Chief Financial Officer

Date: March 30, 2004

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 30, 2004